UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2003

Goody’s Family Clothing, Inc.
 Exact name of registrant as specified in its charter)

Tennessee	0-19526	62-0793974

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 Goody's Lane, Knoxville, Tennessee	37922

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (865) 966-2000

(Former name or former address, if changed since last report.)

Item 5.   Other Events.

On May 9, 2003, Goody’s Family Clothing, Inc. (“Goody’s”) announced that a decision had been reached by the U.S. District Court for the Northern District of Georgia in the previously disclosed action brought against Goody’s by Tommy Hilfiger. In that decision, the Court awarded damages to Tommy Hilfiger in the amount of approximately $11 million plus attorney’s fees and costs. The award consists of $2.1 million in damages for the sale of counterfeit t-shirts and nearly $9 million in damages for trademark infringement involving the labeling of three lines of private label jeans formerly used by Goody’s.

Goody’s noted that it has insurance coverage in excess of the amount of the damage award, although the insurers have reserved their rights regarding their obligation to indemnify Goody’s, and there can be no assurances that the insurance will be available.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODY’S FAMILY CLOTHING, INC. (Registrant)

Date: May 12, 2003	By:	/s/ Robert M. Goodfriend Name: Robert M. Goodfriend Title: Chairman of the Board and Chief Executive Officer